UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2010
WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Form 8-K/A, Amendment No. 1, is being filed to amend Item 2.01 and Item 9.01 of the Current Report on Form 8-K filed by Wright Express Corporation (“Wright Express” or the “Company”) on September 20, 2010, to report an acquisition that occurred on September 14, 2010. This amendment provides updated purchase price information under Item 2.01 and the audited historical financial statements of the business acquired as required by Item 9.01(a) and the unaudited pro forma financial information required by Item 9.01(b).
ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On September 14, 2010, Wright Express Corporation (the “Company”), through its wholly-owned subsidiary, Wright Express Australia Holdings Pty Ltd (the “Acquisition Sub”), completed its acquisition of all of the outstanding shares of RD Card Holdings Australia Pty Ltd (the “Target”) from RD Card Holdings Limited (“Target’s Parent”). As previously disclosed in a Form 8-K dated July 30, 2010, the Company entered into a Share Purchase Agreement (the “Agreement”), dated as of July 30, 2010, pursuant to which the Target’s Parent agreed to sell to the Acquisition Sub all of the outstanding shares of the Target and an intra-group note receivable from the Target’s Parent for a total payment of $353 million Australian Dollars (“AUD”). The Company also paid an additional $11 million (AUD) for working capital adjustments and $1 million (AUD) for the premium on warranty and indemnity insurance, for a total payment of $365 million (AUD), (which was approximately $340 million US Dollars at the time of closing). The consideration for the transaction was paid using the Company’s existing 2007 credit facility as well as a new $75 million loan.
     Other than in respect of the transaction, there was no material relationship between the Target’s Parent and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.
     The foregoing description of the transaction consummated pursuant to the Agreement is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2010, and is incorporated herein by reference.
     The Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquisition Sub or Target. The representations and warranties contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Agreement. In addition, the representations and warranties contained in the Agreement (i) are qualified by information that the parties have exchanged, (ii) were made only as of the date of the Agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Target or any of their respective subsidiaries or affiliates.
ITEM 8.01 Other Events
     On September 15, 2010, the Company issued a press release entitled “Wright Express Completes Acquisition of Australian Assets of Retail Decisions” announcing the completion of the acquisition. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated into it by reference.
ITEM 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
     The required audited financial statements of RD Card Holdings Australia Pty Ltd as of and for the year ended December 31, 2009 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) Unaudited Pro Forma Financial Information
     The required unaudited pro forma financial information as of and for the six months ended June 30, 2010 and for the year ended December 31, 2009 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
(c) None.
(d) Exhibits.
          See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: November 30, 2010	By:	/s/ Melissa D. Smith
Melissa D. Smith
CFO and Executive Vice President, Finance and Operations (principal financial officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K/A
Report Dated September 20, 2010

Exhibit No.	Description
2.1	Share Purchase Agreement among RD Card Holdings Limited, Wright Express Australia Holdings PTY LTD and Wright Express Corporation (1)(2)

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press release dated September 20, 2010 (2)

99.2	Consolidated Financial Statements and Report of Independent Certified Public Accountants, RD Card Holdings Australia Pty Ltd, December 31, 2009

99.3	Unaudited Pro Forma Condensed Combined Financial Information

(1)	The annexures to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request. Portions of exhibit 2.1 have been omitted pursuant to a request for confidential treatment which was granted by the SEC.

(2)	Previously filed as an exhibit to Wright Express Corporation’s Current Report on Form 8-K filed on September 20, 2010.